Exhibit 99.1

Execution Version

STOCK PURCHASE AGREEMENT

by and among ForceField Energy Inc., as Seller,

ESCO Energy Services Company, LLC, as Buyer,

Mitchell Barack, as Guarantor,

and

ESCO Energy Services Company

Dated as of June 30, 2015

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (together with all Disclosure Schedules and Exhibits hereto, this “Agreement”), dated as of June 30, 2015, is entered into by and among, ESCO Energy Services Company, a Massachusetts corporation (the “Company”), ForceField Energy Inc., a Nevada corporation and the sole stockholder of the Company (“Seller”), ESCO Energy Services Company, LLC, a Delaware limited liability company (“Buyer”), and Mitchell Barack (“Guarantor”). Certain capitalized terms not otherwise defined in the text of this Agreement are defined in Section 10.1 hereof.

RECITALS

WHEREAS, the Parties other than Buyer previously entered into that certain Stock Purchase Agreement, dated as of October 17, 2014, pursuant to which Seller had acquired all of the issued and outstanding capital stock of the Company from Guarantor (the “Original Agreement”);

WHEREAS, Seller is now the owner of all of the issued and outstanding capital stock of the Company, and has made intercompany loans in the aggregate amount of $1,250,000 to the Company (the “Intercompany Loan”);

WHEREAS, Guarantor is the sole member of Buyer and a control person of the Company; and

WHEREAS, on the Closing Date, among other actions set forth herein, Buyer shall purchase from Seller all of the issued and outstanding common stock, no par value (the “Common Stock”), of the Company (the “Purchased Shares”) and the Intercompany Loan for a purchase price of $900,000 (the “Purchase Price”), payable in cash as described herein.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows.

ARTICLE 1
PURCHASE AND SALE

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and assume from Seller, the Purchased Shares and the Intercompany Loan. Seller shall deliver to Buyer at the Closing the originally issued share certificates representing the Purchased Shares, free and clear of all Liens (other than restrictions under applicable state or Federal securities laws) and accompanied by duly executed stock powers or similar documents of transfer (endorsed in blank) and an assignment of the Intercompany Loan in form and substance reasonably satisfactory to Buyer.

1.2 Purchase Price; Payment. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell to the Buyer the Purchased Shares and the Intercompany Loan; and Buyer shall purchase from the Seller, the Purchased Shares and the Intercompany Loan.  The Seller is selling the Purchased Shares to the Buyer for the Purchase Price, providing a release to the Guarantor of certain alleged claims the Seller has against the Guarantor (while the Guarantor is also providing a release to the Seller of certain alleged claims the Guarantor has against the Seller), and in reliance upon the representations, warranties and covenants made herein by the Buyer and the Guarantor.  The Purchase Price shall be paid on the Closing Date in cash, by wire transfer of immediately available funds to the account designated in writing by Seller to Buyer.

1.3 Other Deliveries. At the Closing:

(a) Buyer and Guarantor shall and shall cause other persons who own such securities (including any Company employees) to assign, transfer, convey and deliver to Seller (i) 366,845 Forcefield Shares issued to Guarantor pursuant to the Original Agreement, (ii) 87,700 Forcefield Shares issued to the employees of the Company pursuant to the Original Agreement, (iii) 17,416 Forcefield Shares issued to Guarantor to extend certain due dates of certain outstanding notes of the Seller, and (iv) 687,500 Forcefield Shares used as collateral to secure payment of notes of the Seller issued to Guarantor (collectively, the “Forcefield Share Amount”) together with stock powers fully executed in form and substance satisfactory to the Seller transferring the Forcefield Share Amount to the Seller free and clear of all Liens (other than restrictions under Seller’s organizational or governing documents and applicable state or Federal securities laws).

(b) Guarantor shall surrender and deliver to Seller for cancellation as without value that certain secured promissory note of the Seller in the aggregate principal amount of $2,075,000 in favor of the Guarantor (“Seller Note 1”) and release and terminate all Liens held by Guarantor securing Seller Note 1 with all documents necessary to surrender such Seller Note 1 to the Seller free and clear of all Liens.

(c) Guarantor shall surrender and deliver to Seller for cancellation as without value that certain secured promissory note of the Seller in the aggregate principal amount of $1,075,000 in favor of the Guarantor (“Seller Note 2” and together with Seller Note 1, the “Seller Notes”) and release and terminate all Liens held by Guarantor securing Seller Note 2 with all documents necessary to surrender such Seller Note 2 to the Seller free and clear of all Liens.

(d) Guarantor shall deliver to Berkshire Bank (the “Escrow Agent”) a written notice, in form reasonably acceptable to Seller (the “Escrow Release Letter”), instructing the Escrow Agent to release all of the Escrow Property (as defined in the Escrow Agreement) to Endeavor Enterprises LLC LTDA (“Endeavor”), Account Number: 71-0080-01-1, pursuant to and in accordance with the Escrow Agreement.

(e) Seller, the Company, Buyer, and Guarantor shall, and the Company shall cause the Company’s employees to take all actions necessary and/or requested by Seller, Guarantor, or Buyer, to terminate in all respects the Original Agreement and all obligations set forth therein, including, without limitation, (i) Seller’s obligation to make earnout payments to Guarantor, (ii) all the restrictive covenants, and (iii) all indemnification obligations.

1.4 Tax Treatment. The Parties agree that the transactions contemplated herein will be treated as a sale of the Purchased Shares and the Intercompany Loan by Seller in exchange for the Purchase Price for United States federal, state and local income tax purposes.

ARTICLE 2
RESERVED

ARTICLE 3
RESERVED

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller, represents and warrants to Buyer that except as set forth herein, each statement in this ARTICLE 4 is true and correct as of the date hereof.

4.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets.

4.2 Authority; Enforceability. Seller and the Company each have full corporate power and authority to enter into this Agreement and the other Transaction Documents to which each is a party, as applicable, and to perform their respective obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all required corporate, board, and shareholder actions of Seller and the Company, and no other actions on the part of Seller  or the Company are necessary to authorize and approve this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Seller and the Company, and constitutes a valid and binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).  At Closing, all other Transaction Documents to be executed and delivered by Seller and/or the Company shall have been duly executed and delivered by Seller and/or the Company, as applicable.  All other Transaction Documents executed and delivered by Seller and/or the Company shall constitute valid and binding obligations of Seller and/or the Company, as applicable, enforceable against each in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).

4.3 No Conflicts; Consents. The execution and delivery of this Agreement and the other Transaction Documents by Seller and to the Knowledge of the Seller, the Company, do not and the consummation of the transactions contemplated hereby and thereby by Seller and to the Knowledge of the Seller, the Company, will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of applicable Charter Documents of the Company;

(b) conflict with or result in a violation or breach of any of the terms, conditions or provisions of applicable organizational or governing documents of Seller;

(c) violate any Law applicable to Seller or, to the Knowledge of the Seller, the Company;

(d)  result in any violation or breach of, constitute (with or without notice or lapse of time or both) a default under or conflict with (or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation or loss of any benefit under) the provisions of any material Lease, Contract or other agreement to which Seller or to the Knowledge of the Seller, the Company, is a party or by which the Seller, or to the Knowledge of the Seller, the Company, or any of the Seller’s, or to the Knowledge of the Seller, the Company’s properties or assets are otherwise bound; or

(e) to the Knowledge of the Seller, create any Lien on any of the properties or assets of the Company.

4.4 Capitalization of the Company. All of the issued and outstanding capital stock of the Company is held, of record and beneficially, by Seller.  There are no (i) outstanding Purchase Rights with respect to the capital stock of the Company, (ii) agreements, arrangements or understandings to issue Purchase Rights with respect to the capital stock of the Company, and/or (iii) any preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the capital stock of the Company.

4.5 Ownership of Capital Stock and the Intercompany Loan. Seller holds of record and owns beneficially the Purchased Shares and the Intercompany Loan, free and clear of any restrictions on transfer (other than any restrictions under applicable state or Federal securities laws), security interests, Taxes, options, warrants, Purchase Rights, Contracts, commitments, equities, claims, and demands, except as may have resulted from actions of the Guarantor and/or any officer, director, representative, agent, Affiliate and/or employee of the Company, other than employees, officers or directors of the Company who also were employees, officers or directors of the Seller.   The Purchased Shares and the Intercompany Loan, together, constitute less than fifty percent (50%) of the total assets owned by Seller.  Seller is not a party to any option, warrant, Purchase Right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any Purchased Shares.  Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.  Seller has the power, authority and legal capacity to sell, transfer, assign and deliver such Purchased Shares and the Intercompany Loan as provided in this Agreement, and such delivery will convey to Buyer good and marketable title to such Purchased Shares and the Intercompany Loan, free and clear of all Liens (other than restrictions under applicable state or Federal securities laws, or except as may have resulted from actions of the Guarantor and/or any officer, director, representative, agent, Affiliate and/or employee of the Company, other than any employees, officers or directors of the Company who also were employees, officers or directors of the Seller.  Immediately following the Closing, neither Seller nor to Seller’s Knowledge, any third party will have any rights whatsoever (other than any granted or provided by Buyer) with respect to the Purchased Shares and the Intercompany Loan or to any other securities, or incidents of ownership, of or in the Company.  After the Closing, Seller shall own none of the capital stock of the Company.

4.6 Undisclosed Liabilities. Since the date of the Original Agreement, neither the Company nor the Seller has directly or indirectly on behalf of the Company, incurred any Liabilities, except for Liabilities (a) incurred by or through the efforts of Mitchell Barack, Travis DuPont and/or any officer, director, representative, agent Affiliate and/or employee of the Company other than employees, officers or directors of the Company who were also employees, officers or directors of Seller, or (b) known to Mitchell Barack and/or Travis DuPont. The Company owes no amount to Seller or any of its Affiliates, officers, or directors, other than the Intercompany Loan.

4.7 Taxes.

(a) Since the date of the Original Agreement:

(i) Seller is not aware of any claim (including a notice of inquiry or commencement of an audit) that is currently pending by any Governmental or Regulatory Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.  There are no Liens for Taxes (other than Permitted Liens) upon any assets of the Company.

(ii) The Company, to the Knowledge of the Seller, has not received from any Governmental or Regulatory Authority (including jurisdictions where the Company has not filed Tax Returns) any (A) written notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company.

(iii) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(b) To the Knowledge of Seller, no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company.

4.8 Legal Proceedings. There are no outstanding Orders, judgments, injunctions, rulings, charges, awards or decrees of any court, Governmental or Regulatory Authority or arbitration tribunal (collectively, “Rulings”), to the Knowledge of the Seller, (x) by which the Company, its securities, assets, properties or businesses are bound or subject, or (y) which may affect the performance of the Company’s or Seller’s obligations hereunder or under any Transaction Document or the consummation of the transactions contemplated hereby or thereby, in each case to the extent any such Ruling resulted from any action or inaction by Seller, or any of its officers, directors, employees, representatives, or agents. Except as set forth on  Schedule 4.8, as of the date of this Agreement:

(a) To the Knowledge of the Seller, the Company is not a party to, or is threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before (or that could come before) any Governmental or Regulatory Authority or arbitration tribunal (collectively, “Legal Proceedings”), in each case to the extent any such Legal Proceeding resulted from any action or inaction by Seller, its Affiliates, or their respective officers, directors, employees, representatives, or agents.

(b) Seller has no reasonable basis to believe that any such Legal Proceeding may be brought or threatened against the Company as a result of any action or inaction by Seller, or its respective officers, directors, employees, representatives, or agents.

4.9 Compliance with Laws and Orders. To the Knowledge of the Seller, the Company is not in violation of, and Seller has not received any actual written notice that the Company is, or has been, in violation of or in default under, any Law or Order, in each case as a result of any action or inaction by Seller, its Affiliates, or their respective officers, directors, employees, representatives, or agents.

4.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate of Seller, or made by Seller on behalf of the Company.

4.11 No Other Representations or Warranties. Except for the representations and warranties of Seller in this ARTICLE 4, elsewhere in this Agreement and/or or any other Transaction Document, none of Seller or any of its representatives makes any representation or warranty, express or implied, at law or in equity, and any such other representation or warranty is hereby disclaimed.

4.12 Company Not an Affiliate.  For purposes of this Agreement and notwithstanding anything to the contrary provided herein or elsewhere, in no event shall the Company, the Buyer, the Guarantor and/or any employee, officer, director, consultant, agent and/or representative and/or Affiliate of any such persons who is not or was not also an employee, officer or director of Seller be considered an Affiliate of the Seller.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR

Buyer and Guarantor, jointly and severally, represent and warrant to Seller that each statement contained in this ARTICLE 5 is true and correct as of the date hereof.

5.1 Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets.  Guarantor is the sole member and the managing member of Buyer and holds all of the issued and outstanding equity interest in Buyer.

5.2 Authority; Enforceability. Buyer has full limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all required actions of Buyer, its Board of Directors, shareholders or otherwise and no other actions on the part of Buyer, its Board of Directors, shareholders or otherwise are necessary to authorize and approve this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Buyer , and constitutes a valid and binding obligation of Buyer , enforceable against Buyer in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).  At Closing, all other Transaction Documents to be executed and delivered by Buyer shall have been duly executed and delivered by Buyer.  All other Transaction Documents executed and delivered by Buyer shall constitute valid and binding obligations of Buyer , enforceable against each in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).  Guarantor has full power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents and to perform the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Guarantor, and constitutes a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).  At Closing, all other Transaction Documents to be executed and delivered by Guarantor shall have been duly executed and delivered by Guarantor.  All other Transaction Documents executed and delivered by Guarantor shall constitute valid and binding obligations of Guarantor, enforceable against it in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).

5.3 Investment. Buyer (a) understands that the Purchased Shares sold to Buyer pursuant to this Agreement have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being issued to Buyer in reliance upon Federal and State exemptions for transactions not involving any public offering, (b) is acquiring the Purchased Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received such information concerning Seller and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Purchased Shares, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Purchased Shares, and (f) is an “accredited investor” as such term is defined under Rule 501(a) of Regulation D under the Securities Act.

5.4 Due Diligence. Guarantor, Buyer and their respective legal counsel have had the full opportunity to ask questions and receive answers and receive all documents so requested about all matters any of such person’s has so requested and Guarantor and Buyer are satisfied with the answers and documents, and they have each completed all of their respective due diligence to their full satisfaction.  Buyer and Guarantor have read all reports (including exhibits to such reports) and other information filed by the Seller with the Securities and Exchange Commission and have consulted with their respective legal counsel regarding the same including, but not limited to, all current Reports on Form 8-K of the Company since March 31, 2015.

5.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Guarantor or any of their respective Affiliates.

5.6 Forcefield Shares. Guarantor and certain Company employees hold of record and beneficially the Forcefield Share Amount, all of which Forcefield Share Amount when returned to the Seller will be free and clear of all Liens (other than restrictions under Seller’s organizational or governing documents and applicable state or Federal securities laws).  Immediately following the Closing, such Forcefield Share Amount shall be the sole property of the Seller and not subject to any Liens (other than restrictions under Seller’s organizational or governing documents, applicable state or Federal securities laws, or Liens incurred by Seller). Neither the Guarantor, Buyer, nor any other person has sold, issued an option on, or otherwise provided any person (other than certain Company employees) with rights in the Forcefield Share Amount.

5.7 Seller Notes 1 and Seller Notes 2.  Guarantor owns all of the Seller Notes free and clear of all Liens (other than as set forth in the Original Agreement), and immediately following the Closing, the Seller Notes will be cancelled and of no further force and/or effect and neither the Seller, its officers, directors, employees, Affiliates and/or any other related party has any liability and/or obligation under the Seller Notes. No person/entity has sold and/or guaranteed any rights in or to the Seller Notes.

5.8 No Other Representations or Warranties. Except for the representations and warranties of Buyer and/or Guarantor contained in ARTICLE 5, elsewhere in this Agreement and/or any other Transaction Document, none of Buyer, Guarantor, or any of their respective representatives makes any representation or warranty, express or implied, at law or in equity, and any such other representation or warranty is hereby disclaimed.

5.9 No Other Action. Since the date of the Original Agreement, neither Guarantor nor any of its Affiliates nor any employee, officer, director, agent, representative and/or Affiliate of the Company (which shall not include any employees of the Company who also is or was an employee, officer or director of the Seller) has taken, has no knowledge of, and/or has not assisted in the taking of any action that could be reasonably expected to create liability for the Seller, and has not directly and/or indirectly, orally or otherwise, bound Seller to any contract or obligation, including with respect to any guarantees and/or other agreements which Guarantor, the Company and/or any of their Affiliates who are or were not also employees, officers or directors of Seller (a) has guaranteed or (b) provided personal bonds and similar items, in each case directly and/or indirectly relating to the Company, Seller and/or either of their respective business.

5.10 Unknown Liability. Since the date of the Original Agreement, Buyer and Guarantor have not learned of any information that could result in any claim and/or action against Seller and/or result in any losses to Seller arising solely out of the business, operations and/or actions of the Company.

5.11 No Transfer, Etc.  Neither the Buyer, the Guarantor, the Company nor any of their respective Affiliates who are or were not also employees, officers or directors of Seller have directly and/or indirectly, whether in writing or orally, sold, transferred, assigned all or any portion or any rights relating to the Seller Notes and/or any shares of Forcefield common stock.

5.12 No Seller Documents or Prepared Information.  In connection with the purchase of the Purchased Shares and the other transactions referred herein and/or in the other Transaction Documents, the Guarantor obtained the $900,000 purchase price for the Purchased Shares and any other related funds being used in connection with the transactions contemplated hereby from his own cash resources and by personally borrowing funds from a state and/or federally chartered bank secured by Guarantor’s personal assets and neither the Guarantor nor the Buyer sold any securities of the Buyer and/or any related person and/or Affiliate in a private placement exempt from the registration requirements of the federal securities laws; and in connection with the borrowing of the funds from the bank neither  the Guarantor, the Buyer nor any other person made any representation and/or warranty regarding the Seller and/or provided any information regarding the Seller including, but not limited to, any SEC reports of the Seller and/or projections.

ARTICLE 6
COVENANTS

6.1 Public Announcements. None of Seller, the Company, Guarantor, or Buyer and their respective Affiliates, shall, without the prior written approval of the other Parties, issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement except as required by law; provided, however, that notwithstanding the foregoing, following the Closing, Buyer and Guarantor may, with the prior written approval by Seller (not to be unreasonably withheld, conditioned, or delayed), announce to the Company’s employees and to applicable trade presses that in connection with the transactions contemplated by this Agreement, the Company has become independent and is no longer owned by Seller.

6.2 Further Assurances. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required to carry out the provisions hereof and consummate this Agreement and the transactions contemplated hereby.

6.3 Confidentiality.

(a) Following the Closing Date, Seller shall treat and hold as confidential all information concerning the businesses, affairs, properties, employees, finances, products, technologies and operations of the Company and any notes, analyses, compilations, studies, forecasts, interpretations or other documents that are derived from, contain, reflect or are based upon any such information (the “Company Confidential Information”) and refrain from using any of the Company Confidential Information except as otherwise contemplated by this Agreement; provided, however, that nothing in this Section 6.3(a) shall prohibit the disclosure of any Company Confidential Information (i) that is required to be disclosed in connection with any Law or any Action before any Governmental Entity (provided that Seller provides Buyer with prior notice of the contemplated disclosure and, if permissible, reasonably cooperates with Buyer at Buyer’s expense in seeking a protective order or other appropriate protection of such Company Confidential Information, (ii) that is or becomes publicly available without a breach of this Agreement, (iii) that was known to Seller prior to Seller’s receipt of such information from the Company (or its agents), (iv) that was independently developed by Seller without reference to or use of the Company Confidential Information, (v) that is disclosed to Seller or any of its representatives on a non-confidential basis by a third party, provided that Seller is not aware that such third party is subject to a contractual, legal, fiduciary, or other obligation of confidentiality with respect to such information, (vi) to the extent necessary to assert any right or defend against any claim arising as a result of the transactions contemplated hereby, including in connection with the indemnification provisions set forth in ARTICLE 8, or (vii) to Seller’s affiliates, agents, counsel, representatives, or advisers.

(b) Following the Closing Date, Buyer, Guarantor and the Company shall treat and hold as confidential all information concerning the businesses, affairs, properties, employees, finances, products, technologies and operations of Seller and any notes, analyses, compilations, studies, forecasts, interpretations or other documents that are derived from, contain, reflect or are based upon any such information (the “Seller Confidential Information”) and refrain from using any of the Seller Confidential Information except as otherwise contemplated by this Agreement; provided, however, that nothing in this Section 6.3(b) shall prohibit the disclosure of any Seller Confidential Information (i) that is required to be disclosed in connection with any Law or any Action before any Governmental Entity (provided that Buyer, Guarantor and/or the Company, as applicable, provide Seller with prior notice of the contemplated disclosure and, if permissible, reasonably cooperates with Seller at Seller’s expense in seeking a protective order or other appropriate protection of such Seller Confidential Information, (ii) that is or becomes publicly available without a breach of this Agreement, (iii) that was known to Buyer, Guarantor and/or the Company prior to their receipt of such information from Seller (or its agents), (iv) that was independently developed by Buyer, Guarantor and/or the Company without reference to or use of the Seller Confidential Information, (v) that is disclosed to Buyer, Guarantor and/or the Company or any of their representatives on a non-confidential basis by a third party, provided that Buyer, Guarantor and/or the Company, as applicable, are not aware that such third party is subject to a contractual, legal, fiduciary, or other obligation of confidentiality with respect to such information, (vi) to the extent necessary to assert any right or defend against any claim arising as a result of the transactions contemplated hereby, including in connection with the indemnification provisions set forth in ARTICLE 8, or (vii) to Buyer’s, Guarantor’s and the Company’s affiliates, agents, counsel, representatives, or advisers.

6.4 Further Action. Following the Closing, each of the Parties hereto shall use its commercially reasonable efforts to take such further actions (including the execution and delivery of such further instruments and documents) as shall reasonably be required, after the Closing Date, but at the sole cost and expense of the Party requesting the same, to fulfill the purposes of this Agreement.

6.5 Post-Closing Restrictive Covenants.

(a) For a period of three (3) years from the Closing Date, Seller shall not, directly or indirectly, or through an Affiliate and/or any other person, (i) recruit, solicit, or induce any employee or consultant of the Company or Buyer at any time, to terminate his or her employment or consulting relationship with the Company or Buyer, as applicable, (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or Buyer or (iii) solicit, induce, encourage or attempt to solicit, induce or encourage any client, customer or supplier, or any potential client, customer or supplier, of the Company to cease, diminish or not commence or continue doing business with the Company.  The foregoing restrictions shall not preclude general solicitations in newspapers or similar mass media not targeted towards a particular employee or client, customer or supplier but shall prevent the hiring of any employee of Buyer or the Company and/or any of their subsidiaries.

(b) For a period of three (3) years from the Closing Date, Buyer, Guarantor and the Company shall not, directly or indirectly, or through an Affiliate and/or any other person, (i) recruit, solicit, or induce any employee or consultant of Seller at any time, to terminate his or her employment or consulting relationship with Seller, (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of Seller or (iii) solicit, induce, encourage or attempt to solicit, induce or encourage any client, customer or supplier, or any potential client, customer or supplier, of Seller to cease, diminish or not commence or continue doing business with Seller.  The foregoing restrictions shall not preclude general solicitations in newspapers or similar mass media not targeted towards a particular employee or client, customer or supplier but shall prevent the hiring of any employee of the Seller and/or any of its subsidiaries.

6.6 Books and Records. After the Closing, Buyer will, and will cause the Company to, retain all books, records and other documents pertaining to the business in existence on the Closing Date for a period of five years from the Closing Date, and to make the same available or provide copies in a manner as not to interfere unreasonably with the Company’s normal business operations after the Closing Date for such five year period for inspection and copying by Seller and its representatives during the normal business hours of the Company, upon reasonable request and upon reasonable advance notice.

6.7 Indemnification.

(a) Guarantor, Buyer and Seller agree not to intentionally and affirmatively change (unless required by Law or as a result of Proceeding) any rights to indemnification or exculpation for acts committed and/or failure to act from the date of the Original Agreement through the date hereof existing in favor of the directors, officers, employees and agents of the Company, (x) as provided in the Charter Documents or the organizational or governing documents of Seller or the Company, and (y) under any existing directors’ and officers’ or other liability insurance policy.

(b) The persons entitled to the indemnification and/or exculpation set forth in this Section 6.7 are intended to be third party beneficiaries of this Section 6.7.  This Section 6.7 shall survive the consummation of the transactions contemplated hereby and shall be binding on all successors and assigns of Seller, Buyer and the Company.

ARTICLE 7
CLOSING

7.1 Closing. The sale and delivery of the Purchased Shares and the Intercompany Loan to Buyer and the payment of the Purchase Price payable to Seller on the Closing Date, and the consummation of the other respective obligations of the Parties hereto contemplated by this Agreement will take place at a closing (the “Closing”), which will be held at the offices of Buyer on the date hereof (the “Closing Date”).

7.2 Deliveries by Seller and the Company. At the Closing, Seller will deliver, or cause to be delivered, unless waived by Buyer, the following to Buyer:

(a) The Consents listed on Schedule 7.2(a) (the “Required Consents”);

(b) copies of the Company’s Charter Documents (to the extent the Charter Documents have been amended, supplemented, amended and restated, or modified in any way since the date of the Original Agreement).

(c) executed certificates of the secretary or other appropriate officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying (i) the resolutions of the board of directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated hereby and certifying that they have not been rescinded or amended; and (ii) as to the incumbency of the officers of the Company executing this Agreement, and/or any related agreement, and including specimen signatures;

(d) executed certificates of the secretary or other appropriate officer of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying (i) the resolutions of the board of directors of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby to the extent of Seller’s obligations set forth in this Agreement and certifying that they have not been rescinded or amended; and (ii) as to the incumbency of the officers of Seller executing this Agreement, and/or any related agreement, and including specimen signatures;

(e) certificates representing the Purchased Shares, duly endorsed for transfer or accompanied by stock powers executed in blank;

(f) an assignment of the Intercompany Loan in form and substance reasonably satisfactory to Buyer;

(g)  the corporate minute books and capital stock records of the Company;

(h)  this Agreement executed by Seller and the Company;

(i) the other Transaction Documents, duly executed by the parties thereto (other than Buyer); and

(j) affidavit executed by Seller, dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code section 1445 stating that such Seller is not a “Foreign Person” as defined in Code §1445 (the “FIRPTA Affidavit”).

7.3 Deliveries by Buyer and Guarantor. At the Closing, Buyer and Guarantor will deliver or cause to be delivered, unless waived by Seller, the following to Seller:

(a) this Agreement and the other Transaction Documents to which Buyer and/or Guarantor is a party, duly executed by Buyer and/or Guarantor;

(b) copies of Buyer’s Charter Documents;

(c) executed certificates of the Managing Member or other appropriate officer of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, certifying (i) the resolutions of the Managing Member of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby and certifying that they have not been rescinded or amended; and (ii) as to the incumbency of the officers of Buyer executing this Agreement and/or any related agreements, and including specimen signatures;

(d)  payment of the Purchase Price;

(e) the original stock certificates representing the Forcefield Share Amount, duly endorsed for transfer or accompanied by stock powers executed in blank;

(f) form UCC-3 termination statements terminating all Liens on collateral securing any Liabilities under the Seller Notes;

(g) the original Seller Notes together with documents sufficient in the reasonable judgment of the Seller and its counsel to cancel the Seller Notes and  any and all obligations of the Seller under the Seller Notes; and

(h) the Escrow Release Letter, duly executed by Guarantor.

ARTICLE 8
INDEMNIFICATION

8.1 Indemnification by Seller. Subject to the specific limitations set forth herein, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its officers, members, managers, employees, representatives, agents, and Affiliates (the “Buyer Indemnified Parties”) in respect of, and hold each of them harmless from, against, and with respect to any and all Losses suffered, incurred or sustained by any of them, directly resulting from, or arising out of any of the following:

(a) any material misrepresentation or breach of any of the representations or warranties by Seller contained in or made pursuant to this Agreement;

(b) any material breach of or noncompliance with any covenant, or agreement made by Seller contained in or made pursuant to this Agreement;

(c) (i) all Taxes (or the non-payment thereof) of the Company for all taxable periods from the date of the Original Agreement to and ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not commence on) the date of the Original Agreement and includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company is or was a member from the date of the Original Agreement to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all Taxes of any person (other than the Company) imposed on the Company as a transferee or successor, by Contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring between the date of the Original Agreement and the Closing.

8.2 Indemnification by Buyer and Guarantor. Subject to the specific limitations set forth herein, Buyer and Guarantor hereby agree to jointly and severely indemnify, defend and hold harmless Seller and its officers, directors, employees, representatives, agents, and Affiliates (“Seller Indemnified Parties”) from, against, and with respect to any Loss suffered, incurred or sustained by any of them, directly resulting from or arising out of, any of the following:

(a) any breach of any of the representations and warranties of Buyer or Guarantor contained in or made pursuant to this Agreement;

(b) any failure by Buyer or Guarantor to perform or observe, in full, any covenant, agreement or condition to be performed or observed by them pursuant to this Agreement; or

(c) (i) all Taxes (or the non-payment thereof) of the Company for all taxable periods prior to the date of the Original Agreement or ending after the Closing Date, the portion of any taxable period that includes (but does not end on) the date of the Original Agreement, and the portion commencing after the Closing Date for any taxable period that includes (but does not start on) the day immediately following the Closing Date (“Post-Closing Tax Period”), (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company is or was a member prior to the date of the Original Agreement or following the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all Taxes of any person (other than the Company) imposed on the Company as a transferee or successor, by Contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring prior to the date of the Original Agreement or following the Closing.

8.3  Limitations on Indemnity.  The indemnification provided for in Sections 8.1 and

8.2        above is subject to the following limitations:

(a) No Party will be liable hereunder with respect to claims referred to in  Sections 8.1 and 8.2 above unless the Person seeking indemnification gives written notice thereof within the Applicable Limitation Date. Notwithstanding any implication to the contrary contained in this Agreement, so long as a the Person seeking indemnification delivers written notice of a claim no later than the Applicable Limitation Date, the other Party shall be required to indemnify hereunder for all Losses (following the final determination of such liability pursuant to and in accordance with Section 8.5) which such Person may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

(b) Any payment made under this ARTICLE 8 in respect of any indemnification claim shall be reduced by an amount equal to any Tax benefits attributable to such claim but only to the extent that such Tax benefits are actually recognized by the Party in the Tax year in which such Losses were incurred and, in the event that such Tax benefit is realized after the indemnification payment to which such Loss relates is paid, the Indemnified Party shall remit to the Indemnifying Party the lesser of (i) such Tax benefit and (ii) the amount of the indemnification payment.

(c) The amount of Losses required to be paid by any Person in any year will be reduced to the extent of any amounts an Indemnified Party actually receives (i) pursuant to the terms of the insurance policies (if any) covering an indemnification claim (determined after giving effect to any cost of recovery (including the payment of any deductible) and any increase in premiums resulting therefrom) or (ii) other payment from a third party. In the event that such insurance proceeds or other payment are received after the indemnification payment to which such Loss relates is paid, the Indemnified Party shall remit to the Indemnifying Party the lesser of (A) such insurance proceeds or such other payment, as applicable, and (B) the amount of the indemnification. The Parties agree to use their commercially reasonable efforts to assert such rights and obtain such recoveries with respect to insurance policies and indemnification or other payment rights against third parties; provided, that nothing in this provision or otherwise shall require Buyer or the Company to assert any rights against any clients, suppliers or vendors of the Company.

(d) Seller shall not have any Liability under any provision of this Agreement for, and the amount of the Losses shall not include, any special, punitive, exemplary or other similar damages, other than compensatory damages; provided, however, that the limitations set forth in this Section 8.3 shall not prevent a Buyer Indemnified Party from being indemnified for all components of awards against such Buyer Indemnified Party in any Third Party Claims, including special, punitive, exemplary and other similar damages that are otherwise permitted herein.

(e) After the Closing, Guarantor and the Buyer shall, and shall cause the Company to and the Company shall, promptly notify Seller upon becoming aware of any fact, circumstance, occurrence or event that Buyer believes could reasonably indicate or suggest that any of the representations and warranties contained in Section 4 may be inaccurate or incomplete in any respect, and Buyer and the Company shall utilize all commercially reasonable efforts to mitigate such Losses; provided, (i) the costs of such mitigation shall be Losses subject to applicable indemnification hereunder and (ii) nothing in this provision or otherwise shall require Buyer or the Company to assert any rights against any clients, suppliers or vendors of the Company.

8.4 Survival of Representations. All representations and warranties of Seller, the Company, Buyer and Guarantor contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall continue through and including the date that is eighteen (18) months from the Closing Date, with the exception of (a) the representations and warranties set forth in Section 4.2 (Authority; Enforceability), Section 4.4 (Capitalization), Section 4.5 (Ownership of Capital Stock and the Intercompany Loan), Section 4.6 (Undisclosed Liabilities), Section 5.2 (Authority; Enforceability), 5.7 (Seller Notes 1 and Seller Notes 2), 5.9 (No Other Action), 5.10 (Unknown Liability), 5.11 (No Transfer Etc.), which shall have no expiration, and (b) the representations and warranties set forth in Section 4.7 (Taxes), which expire pursuant to the applicable statute of limitations (collectively, the “Applicable Limitation Date”).

8.5 Method of Asserting Claims. All claims for indemnification by any party seeking to be indemnified hereunder (the “Indemnified Party”) under this ARTICLE 8 will be asserted and resolved as follows:

(a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 8.1 or 8.2 in respect of, arising out of or involving a claim or demand made by any Person not a Party, or an Affiliate of a Party, to this Agreement against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall deliver a written notice of such Third Party Claim (the “Claim Notice”) to the indemnifying party (the “Indemnifying Party”) within ten (10) days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Any Claim Notice shall (i) state with reasonable specificity the basis on which indemnification is being asserted, (ii) set forth the amount (estimated, if not known and if reasonably ascertainable at such time) of Losses for which indemnification is being asserted, and (iii) be accompanied by copies of all relevant pleadings, demands and other documentation in the possession of the Indemnified Party.

(b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party (which the Parties hereto acknowledge and agree that Seward & Kissel LLP and Gusrae Kaplan Nusbaum PLLC, in each case, shall be deemed reasonable for purposes of this Agreement). Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party (x) shall within ten (10) days after receipt of the Claim Notice give written notice to the Indemnified Party of such election to assume the defense of such Third Party Claim and (y) shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any other Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within a reasonable time after any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party in writing that there are or may be, and there is in fact a reasonable legal basis for believing that are, material legal defenses available to the Indemnifying Party or to other Indemnified Parties which are materially different from or additional to those available to the Indemnified Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel which prejudices prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fails to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim, but in such event it shall be the obligation of the Indemnified Party to do so in a reasonably prudent manner, and, if it shall do so, the Indemnifying Party shall be liable for the reasonable out-of-pocket fees, charges and disbursements of counsel employed by the Indemnified Party, and the Indemnified Party shall be promptly reimbursed for any such reasonable out-of-pocket fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the Parties hereto shall cooperate in the defense thereof. Such cooperation shall include (1) the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, (2) making employees available on a mutually convenient basis to provide additional information and explanation or any material provided hereunder, (3) keeping the other Party fully informed as to all matters concerning such Third Party Claim, (4) promptly notifying the other Party in writing of any and all significant developments relating thereto, and (5) consulting with the other Party prior to acting on major matters, including settlement discussions. In the event the Indemnifying Party controls the defense of any Third Party Claim, the Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damage and such monetary damages are paid or otherwise satisfied in full by the Indemnifying Party or the Indemnified Party has no liability therefor. In the event the Indemnified Party controls the defense of any Third Party Claim, the Indemnified Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnifying Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnifying Party, and (ii) provides for no relief other than the payment of monetary damage.

(c) In the event any Indemnified Party should have a claim under Section 8.1 or 8.2 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly deliver a written notice of such claim (the “Indemnity Notice”) to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby. Any Indemnity Notice shall (i) state with reasonable specificity the basis on which indemnification is being asserted, (ii) set forth the amount (estimated, if not known and if reasonably ascertainable at such time) of Losses for which indemnification is being asserted, and (iii) be accompanied by copies of all relevant documentation in the possession of the Indemnified Party. If the Indemnifying Party has disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and, if not resolved through negotiations within thirty (30) days (or such shorter period as may end on the last day of any applicable statute of limitations that falls within such 30 day period), any Party shall have the right to take any legal or equitable action permitted by this Agreement that it deems necessary or appropriate.

8.6 Exclusive Remedy. Except in the case of (a) fraud, or (b) an action for which equitable relief is sought, the sole recourse and exclusive remedy of Buyer, Guarantor, the Company and Seller arising out of this Agreement or any Transaction Document, or otherwise arising from the transactions contemplated hereby or thereby, shall be to assert a claim for indemnification under the indemnification provisions of ARTICLE 8.

8.7 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

(a) Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of the Company for a Straddle Period that relates to the Pre- Closing Tax Period shall be deemed by the results during such interim period.

(b) Tax Periods Ending on or before Closing Date. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods following the date of the Original Agreement and ending on or prior to the Closing Date that are filed after the Closing Date.

(c)  Cooperation on Tax Matters.

(i) Buyer, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, Seller, and Buyer agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company or Seller, as the case may be, shall allow the other Party to take possession of such books and records.

(ii) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(d) Tax-Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

(e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest, and expenses in connection with the filing thereof) imposed by the Commonwealth of Massachusetts incurred in connection with the transfer of the Purchased Shares pursuant to this Agreement shall be paid ½ by Seller and ½ by Buyer when due, and Seller shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer shall, and shall cause its affiliates to, join in the execution of any such Tax Returns and other documentation. Buyer shall be responsible for any other such Taxes.

8.8 Payment. Subject to Section 8.3, the Indemnifying Party shall promptly pay the Indemnified Party any amount finally determined to be due under this ARTICLE 8. Upon judgment, determination, settlement or compromise of any Third Party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Losses of the Indemnified Party with respect thereto, unless, in the case of a judgment, an appeal is made from the judgment, in each case subject to the limitations and conditions contained in this ARTICLE 8.

8.9 Purchase Price Adjustments. Amounts paid to or on behalf of Seller or Buyer as indemnification shall be treated as adjustments to the Purchase Price.

8.10 Prior Knowledge. No Party can make a claim for indemnification under this ARTICLE 8 for any matters actually known or which should have been known to such Party following due inquiry on or prior to the Closing Date; provided, however, that the burden of proving that knowledge prior to Closing Date of the Indemnified Party shall rest with the Indemnifying Party. For purposes of this Section 8.10, Guarantor acknowledges and agrees that (a) he has been an executive officer and director of the Company prior to and after the date of the Original Agreement, and as a result, Guarantor is fully knowledgeable regarding the operations, Contracts, Liabilities of the Company and its business, financial position and other matters related thereto (other than as may have been undertaken or incurred without the knowledge of Guarantor by persons who are officers or directors of Seller) and (b) while Seller would receive from the Guarantor consistent updates as to the business of the Company, Seller was not during its ownership of the Company involved in the day-to-day conduct of the business and/or operations of the Company.

ARTICLE 9
MISCELLANEOUS

9.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and  shall  be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile or electronic mail, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Buyer or Guarantor:

Mitchell Barack
309 Pittsfield Road
Lennox, Massachusetts 01240
Email: mitchellbarack@gmail.com

With a required copy to:

Seward & Kissel LLP One Battery Park Plaza New York, NY 10004
Attn: James E. Abbott, Esq. Facsimile: 212-480-8421
E-mail: abbott@sewkis.com

If to Seller or the Company to:

ForceField Energy Inc.
245 Park Avenue, 39th Floor New York, NY 10167 Attn: David Natan
Facsimile: 212-792-4001
E-mail:  dnatan@forcefieldenergy.com

With a required copy to:

Gusrae Kaplan Nusbaum PLLC 120 Wall Street
New York, NY 10005 Attention:  Lawrence Nusbaum Facsimile: 212-809-5449
E-mail: lnusbaum@gusraekaplan.com

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

9.2 Amendments and Waivers. Any term of this Agreement may be amended only by a written agreement signed by all of the Parties hereto or waived only a written waiver of the applicable Party.

9.3 Expenses. Each Party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated by this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties.

9.4 Successors and Assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

9.5 Governing Law.  This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws, rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of New York.

9.6 Consent to Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of (a) of the State of New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby.  Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.6.

9.7 Counterparts. This Agreement may be executed in any number of counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto. The Parties agree that the delivery of this Agreement may be affected by means of an exchange of facsimile signatures or via electronic mail which shall be deemed original signatures thereof.

9.8 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any person or entity other than the Parties hereto any rights or remedies hereunder; except that (a) the provisions of ARTICLE 8 are intended for the benefit of the Buyer Indemnified Parties and the Seller Indemnified Parties, and (b) the provisions of Section 6.7 are intended for the benefit of the individuals described therein.

9.9 Entire Agreement. This Agreement, the other Transaction Documents and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto or thereto set forth the entire understanding of the Parties hereto with respect to this Agreement. All Exhibits and Disclosure Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

9.10 Disclosure Schedules. A disclosure made by Seller, the Company, Guarantor, or Buyer in any Section of the Schedules (or subparts thereof) shall qualify Sections of the Schedules (or subparts thereof) to which such disclosure is referenced or cross-referenced or to the extent that it is reasonably apparent from a reading of such disclosure that such disclosure is applicable to such other Sections of the Schedules (or subparts thereof). Except as the context otherwise requires, the inclusion of any item in the Schedules is not evidence that the item meets any applicable category, standard of materiality or other threshold contained within this Agreement, and certain items listed in the Schedules are for informational purposes only, notwithstanding the fact that they are not required to be listed therein by the terms of this Agreement.

9.11 Captions. All captions and headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

9.12 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13 Specific Performance. The Parties each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

9.14  Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

9.15  Mutual Release.

(a) Except as set forth in this Agreement, Seller and its members, shareholders, management, directors, officers, agents, representatives, employees, Affiliates, subsidiaries, successors and assigns (each, a “Seller Releasing Party”) releases and discharges Guarantor, Buyer, the Company, and their respective members, management, officers, employees, Affiliates, subsidiaries, predecessors, successors, executors, heirs, representatives and assigns (each, a “Buyer Released Party”), from (i) any and all actual or potential claims, demands, causes of action, damages and Liabilities of whatever kind and nature (“Claims”), past, present or future, in any manner arising out of or related to any dealings or relationships among the Parties including but not limited to, as a shareholder, director, officer, and/or employee of the Company, and (ii) any Claims, past, present or future, arising out of or related to the Original Agreement.

(b) Except as set forth in this Agreement, Guarantor, Buyer and the Company and their respective members, management, officers, employees, Affiliates, subsidiaries, predecessors, successors, executors, heirs, representatives and assigns (each, a “Buyer Releasing Party”) releases and discharges Seller and their respective members, shareholders, management, directors, officers, agents, representatives, employees, Affiliates, subsidiaries, successors and assigns (each, a “Seller Released Party”) from (i) any and/all actual or potential Claims, past, present or future, in any manner arising out of or related to any dealings or relationships between the Parties, including but not limited to, as a shareholder, director, officer, and/or employee of the Company, and (ii) any Claims, past, present or future, arising out of or related to the Original Agreement.

(c) The Parties understand and agree that, notwithstanding any provision in this Agreement to the contrary, none of the Parties or their respective Affiliates releases or discharges any Person of or from any Claims arising (i) under this Agreement or the other Transaction Documents, or (ii) in connection with the Company’s or Seller’s existing and prior obligations to indemnify the Company’s employees, agents, officers and/or directors, as those obligations are reflected in the Company’s Charter Documents, Seller’s organizational or governing documents, or any indemnification agreement.

9.16 Guarantee. Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Seller the full payment and performance by Buyer (and any permitted assignee of Buyer) of all of Buyer’s and (after the Closing) the Company’s (and any such permitted assignee’s) liabilities and obligations under this Agreement and the Transaction Documents to which either is a party (all such liabilities and obligations of Buyer and the Company being the “Buyer Obligations”) when and as the same are to be paid or performed, as the case may be. Guarantor’s obligations hereunder shall not be affected by any facts or circumstances that might constitute a legal or equitable bar, discharge or defense to any Buyer Obligations available to Guarantor but not available to the Company and/or the Buyer (or any permitted assignee thereof), and Guarantor hereby expressly waives and renounces any and all such bars, discharges and defenses.

ARTICLE 10
DEFINITIONS

10.1 Definitions. When used in this Agreement, the following capitalized terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any and all other Persons that control, are controlled by, or are under common control with, such Person. For purposes of the foregoing, “control” of a Person shall mean direct or indirect ownership of 50% or more of the securities or other interests of such Person having by their terms ordinary voting power to elect or appoint a majority of the board of directors or others performing similar functions with respect to such Person.

(b) “Business Day” means any day other than Saturday, Sunday and any day on which banking institutions in the United States located in New York, New York are authorized by law or other governmental action to close.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(d) “Contract” means an agreement, written or oral, between the Company and any other Person which obligates either the Company or such other Person to do or not to do a particular thing.

(e) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(f) “ERISA Affiliate” means any entity that would be deemed to be a “single employer” with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(g) “Escrow Agreement” means that certain Escrow Agreement, dated as of November 17, 2014, by and among Escrow Agent, Guarantor, and Endeavor.

(h) “Forcefield Shares” means shares of common stock, $0.001 par value per share, of Seller.

(i) “GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

(j) “Governmental or Regulatory Authority” means any federal, state, regional, municipal or local court, legislative, executive, regulatory or self-regulatory authority or agency, board, commission, department or subdivision thereof.

(k) “Knowledge” or “Knowledge of Seller” or “To Seller’s Knowledge” means the Knowledge of a particular fact or other matter by Jason Williams or David Natan or any other officer or director of the Seller.

(l) “Law” means any federal, state, county, or local laws,  statutes, regulations, rules, codes, ordinances, orders, decrees, judgments or injunctions enacted, adopted, issued or promulgated by any Governmental or Regulatory Authority, from time to time.

(m) “Lien” means any mortgage, deed of trust, pledge, lien, claim, security interest, covenant, restriction, easement, preemptive right, or any other encumbrance or charge of any kind.

(n) “Lease” or “Leases” means an agreement(s) between a Company and any other Person which creates the relationship of landlord and tenant (with regard to real property) or lessor and lessee (with regard to real and/or personal property).

(o) “Liability” means any and all liabilities, losses, charges, commitments, guaranties, debts, assessments, fines, Taxes, deficiencies, demands, damages, obligations, payments, costs and expenses, indemnities and similar obligations, including whether relating to payment, performance or otherwise, known or unknown, accrued or unaccrued, primary or secondary, direct or indirect, absolute or contingent, due or to become due, asserted or unasserted, vested or unvested, executory, determined or determinable, disputed or undisputed, matured or unmatured or otherwise.

(p) “Lock-Up Agreement” means the Lock-Up Agreement, dated as of October 17, 2014, by and between Seller and Guarantor, which restricted the transfer of any Forcefield Shares issued to Guarantor pursuant to the Original Agreement.

(q) “Loss” or “Losses” means any and all liability, damages (including for diminution of value), fines, fees, penalties and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other Legal Proceedings (such fees and expenses to include all reasonable out-of-pocket fees and expenses, such as reasonable out-of-pocket fees and expenses of attorneys), incurred in connection with the rightful enforcement of rights under this Agreement against any Party hereto, and whether or not arising out of third party claims against an Indemnified Party.

(r) “Material Adverse Effect” means any material adverse effect on the business or financial condition of the Company taken as a whole.

(s) “Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

(t) “Party” means any of Buyer, Guarantor, the Company or Seller individually.

(u)  “Parties” means Buyer, Guarantor, the Company and Seller collectively.

(v) “Permitted Lien” means: (a) liens created under any Lease, except any lien arising as a result of any failure to timely make any payment or failure to perform any other obligation or other default under such Lease; (b) liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings; (c) mechanics, materialmen's, landlords', carriers', warehousemen's, and other liens imposed by law incurred in the ordinary course of business; (d) zoning restrictions, land use regulations, declarations, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property and third party easements, rights of way, leases or similar matters that are recorded in the county records where the effected property is located and do not prohibit the use of the property as currently used; (e) the absence of executed rights of way or easements, or a defect in any executed right of way or easement, where such rights have been or can be otherwise obtained through a proceeding under prescription or other operation of law; (f) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (g) deposits or pledges to secure bids, tenders, Contracts (other than contracts for the payment of money), leases (including liens securing rental payments under any lease arrangements that are secured by the personal property being rented thereby), statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature arising in the ordinary course of the Business and made, created or arising prior to the Closing Date; (h) leases or subleases granted by or to others (and identified in the Schedules hereto); and (i) precautionary Uniform Commercial Code financing statements regarding operating leases.

(v) “Person” means an individual, partnership, joint venture, trust, corporation, limited liability company or other legal entity or Governmental or Regulatory Authority.

(w) “Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of October 17, 2014, by and between Guarantor and Seller, pursuant to which Seller pledged 687,500 Forcefield Shares as security for Seller Note 1.

(x) “Purchase Right” with respect to any Person means any security, right, subscription, warrant, option, restricted equity, equity appreciation rights, phantom units, puts, calls, exchange rights or other Contract that gives the right to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person.

(y) “Taxes” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, estimated, social security, unemployment, occupation, use, sales, service, service use, license, net worth, payroll, franchise, severance, transfer, recording or other taxes, assessments or charges imposed by any Governmental or Regulatory Authority, whether computed on a separate, consolidated, unitary, combined or other basis, and in each case such term shall include any interest, penalties, or additions to tax attributable thereto.

(z) “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and including any return of an affiliated, combined or unitary group.

(aa) “Termination Agreement” means that certain Termination Agreement, dated as of the date hereof, by and among certain of the Parties, terminating (i) the Original Agreement, (ii) the Lock-Up Agreement, (iii) the Pledge and Security Agreement, and (iv) the Seller Notes.

(bb) “Transaction Documents” means this Agreement, the Termination Agreements, and the documents, agreements, certificates, schedules and instruments entered into, delivered pursuant to, or otherwise executed in connection, as applicable, herewith and therewith.

(cc) “Treasury Regulations” means proposed, temporary and final regulations promulgated under the Code.

10.2  Interpretation.

(a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b) The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(d) The word “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified.

(e) A reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.

(f) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g) The Parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

(h)  All references to “$” shall be the Dollars of the United States of America.

(i) All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer, Guarantor, the Company, and Seller have caused this Agreement to be signed by their respective officers thereunto, duly authorized as of the date first written above.

SELLER:

FORCEFIELD ENERGY INC.

By:	/s/
Name: David Natan
Title: Chief Executive Officer

THE COMPANY:

ESCO ENERGY SERVICES COMPANY

By:
Name:
Title:

BUYER:

ESCO ENERGY SERVICES COMPANY, LLC

By:
Name: Mitchell Barack
Title: Managing Member

GUARANTOR:

Mitchell Barack

[Signature Page to Stock Purchase Agreement]